Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-187053) of The ExOne Company and its subsidiaries of our report dated March 29, 2013 relating to the consolidated financial statements, which appear in this Amendment No. 1 on Form 10-K/A.

/s/ ParenteBeard LLC

Pittsburgh, Pennsylvania

May 31, 2013